                                                                      EXHIBIT 21

DCC Executive Security Inc..................................   Delaware
Dell Asia Pacific Sdn.......................................   Malaysia
Dell Asia Pacific SDN. Liaison Office.......................   India
Dell Catalog Sales Corporation..............................   Delaware
Dell Catalog Sales L.P......................................   Texas
Dell Computadores do Brasil LTDA............................   Brazil
Dell Computer (China) Co. Ltd. (Xiamen).....................   China
Dell Computer (FZE).........................................   Dubia
Dell Computer (Italia) S.p.A................................   Italy
Dell Computer (Proprietary) Ltd.............................   South Africa
Dell Computer (Thailand) Co., Ltd...........................   Thailand
Dell Computer AB............................................   Sweden
Dell Computer AS............................................   Denmark
Dell Computer AS............................................   Norway
Dell Computer Asia LTD......................................   Hong Kong
Dell Computer Asia Pte. Ltd.................................   Singapore
Dell Computer BV............................................   Netherlands
Dell Computer Corporation...................................   Delaware
Dell Computer Corporation...................................   Ontario, Canada
Dell Computer Corporation...................................   South Korea
Dell Computer Corporation K.K...............................   Japan
Dell Computer Corporation Limited...........................   United Kingdom
Dell Computer de Argentina Corp.............................   Delaware
Dell Computer de Chile Corp.................................   Delaware
Dell Computer de Chile Ltda.................................   Chile
Dell Computer de Colombia Corp..............................   Delaware
Dell Computer de Mexico, S.A. de C.V........................   Mexico
Dell Computer EEIG..........................................   United Kingdom
Dell Computer Ges.m.b.H ....................................   Austria
Dell Computer GmbH..........................................   Germany
Dell Computer Holdings (Europe) B.V.........................   Netherlands
Dell Computer Holdings (Europe) Investments, C.V............   Netherlands
Dell Computer Holdings Corporation..........................   Delaware
Dell Computer Holdings L.P..................................   Texas
Dell Computer International (II) -- Comercio de Computadores
  Sociedad Unipissal LDA....................................   Madiera, Portugal
Dell Computer International Transactions LDA................   Madiera, Portugal
Dell Computer Limited.......................................   Ireland
Dell Computer Limited.......................................   New Zealand
Dell Computer NV............................................   Belgium
Dell Computer Poland, Sp.z.o.o..............................   Poland
Dell Computer PTY. Limited..................................   Australia
Dell Computer S.A...........................................   France
Dell Computer S.A...........................................   Spain
Dell Computer SA............................................   Switzerland
Dell Computer Services de Mexico de C.V.....................   Mexico
Dell Computer sro...........................................   Czech Republic
Dell DFS Corporation........................................   Delaware
Dell DFS/GP, Inc............................................   Delaware
Dell Direct (an Unlimited Irish company)....................   Ireland
Dell Direct Sales Corporation...............................   Delaware

Dell Direct Sales L.P.......................................   Texas
Dell Distribution (EMEA) Limited............................   United Kingdom
Dell Eastern Europe Corporation.............................   Delaware
Dell Export Sales Corporation...............................   Barbados
Dell Financial Services L.P.................................   Texas
Dell Foundation, Inc........................................   D.C.
Dell Funding Corporation....................................   Delaware
Dell Gen. P. Corp...........................................   Delaware
Dell International Incorporated.............................   Delaware
Dell Marketing Corporation..................................   Delaware
Dell Marketing L.P..........................................   Texas
Dell Products (an unlimited Irish company)..................   Ireland
Dell Products (Asia) BV.....................................   Netherlands
Dell Products (Europe) B.V..................................   Netherlands
Dell Products Corporation...................................   Delaware
Dell Products II (an unlimited Irish company)...............   Ireland
Dell Products L.P...........................................   Texas
Dell Quebec Inc.............................................   Quebec
Dell Receivables Gen. P. Corp...............................   Delaware
Dell Receivables L.P........................................   Texas
Dell Research (an unlimited Irish company)..................   Ireland
Dell USA Corporation........................................   Delaware
Dell USA L.P................................................   Texas
Dell World Trade L.P........................................   Texas
DFS/SPV L.P.................................................   Texas
OY Dell Computer AB.........................................   Finland

                                       60